FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
This First Amendment (the “Amendment”) to the Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of December 26, 2018, between Leveling 8 Inc (“Buyer”) and ADDvantage Technologies Group, Inc. (“Seller”) is dated as of March 15, 2019.  Capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Stock Purchase Agreement.
RECITALS
WHEREAS, the parties hereto desire to amend the Stock Purchase Agreement in order to reflect their agreement with respect to:  (a) the form of the Collateral Agreements and the Transition Services Agreement; (b) the terms and conditions upon which certain items of collateral to be held by Seller shall be released from the Seller’s lien; (c) a reduction in the Purchase Price and the Down Payment to take effect upon the closing of the sale to Guarantor or his Affiliate of certain real property owned by two of the Companies; and (d) a covenant by the Guarantor regarding the maximum amount of senior debt which can burden the collateral of Seller.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing, the parties hereto, intending to be legally bound, agree as follows:
1. Section 2.06 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Section 2.06 Collateral Agreements.
(a) Agreement to Form.  Buyer and Seller shall at the Closing cause to be executed and delivered the mortgages, pledge agreement and account control agreement substantially in the form of Exhibits C, D and E, respectively, to this Agreement with such changes thereto as may be agreed by the parties or as many be reasonably requested by Seller in order to comply with applicable state Law (collectively, the “Collateral Agreements”) under which Buyer, Guarantor and their Affiliates will grant Seller at Closing the following liens and security interests:
(i) a first priority security interest in Guarantor’s (or his Affiliate’s) securities account with Charles Schwab (or any successor broker approved by Buyer and Seller), having a fair market value of One Million Five Hundred Thousand Dollars ($1,500,000) on the Closing Date (the “Securities Account Collateral”);
(ii) a first priority security interest in the Two Million Five Hundred and Two Thousand Nine Hundred and Two (2,502,902) shares of Seller’s common stock owned by Guarantor or his Affiliates (the “Pledged Stock”); and
(iii) a second lien on the real properties owned by the Companies, the Guarantor or their Affiliates as described on Schedule 2.06 hereto (the “Real Property Collateral”).

(b) Release Amounts and Conditions.  The Seller shall release from its lien the collateral set forth on Schedule 2.06 at the request of Buyer when the Buyer has been credited with payments equal to the Release Amount with respect to the item of collateral as to which the Buyer has requested release in accordance with the following:
(i) prepayments of principal by Buyer on the Promissory Note which are not scheduled  payments of principal and interest under the Promissory Note shall be credited to an item of Collateral as designated in writing by Buyer to Seller;
(ii) regularly scheduled payments of principal by Buyer on the Promissory Note shall be credited to an item of Real Property Collateral as designated in writing by Buyer to Seller;
(iii) Buyer may not cause the release of the Seller’s lien on the Securities Account until after the Pledged Stock has been released.
2. The definition of “Transition Services Agreement” as set forth in Article I of the Agreement shall be deleted in its entirety and replaced with the following:
“Transition Services Agreement” means the Transition Services Agreement substantially in the form of Exhibit F to this Agreement with such changes thereto as may be agreed by the parties.
3. The following definitions shall be added to Article I of the Agreement:
“Pledged Stock” has the meaning set forth in Section 2.06.
“Real Property Collateral” has the meaning set forth in Section 2.06.
“Securities Account Collateral” has the meaning set forth in Section 2.06.
4. A new Subsection 2.04(e) shall be added to the Agreement:
(e) Adjustments Upon the Sale of the Sedalia, Missouri or Warminster, Pennsylvania Properties.  In the event the Sedalia, Missouri real property owned by ADDvantage Missouri or the Warminster, Pennsylvania property owned by NCS is sold to Guarantor or his Affiliate before the Closing, then effective upon the closing of the sale of such properties, the Purchase Price and the Down Payment under this Agreement shall each be reduced by all cash amounts paid on or before the Closing to ADDvantage Missouri or NCS for the purchase of such properties.  This adjustment shall have no effect upon the Promissory Note or the Target Amount.
5. Subsection 12(a) of the form of Guarantee attached to the Agreement as Exhibit A shall be deleted in its entirety and replaced with the following:
a. Permit the secured indebtedness which has priority over the lien or security interest of the Creditor in all of the Real Property Collateral (as such term is defined in the Stock Purchase Agreement) (the “Senior Indebtedness”) to exceed $5,420,000 in the aggregate at the Closing, or thereafter to exceed an amount equal to $5,420,000 less all payments made against such Senior Indebtedness after the Closing, it being the intent of the parties that the Senior Indebtedness shall be at its maximum amount at the Closing and shall be reduced thereafter as payments are made against it.
6. Schedule 2.06 to the Stock Purchase is hereby deleted and replaced with Schedule 2.06 attached hereto.
7. Except as amended hereby, the terms of the Stock Purchase Agreement are unchanged and remain in full force and effect.
Executed and effective as of the day and year set forth above.
LEVELING 8 INC

By: /s/ David E. Chymiak

ADDvantage Technologies Group, Inc.

By: /s/ Joseph E. Hart

The undersigned, a guarantor of the obligations of Leveling 8 Inc under the Stock Purchase Agreement, hereby acknowledges and consents to this Amendment.
/s/ David E. Chymiak
David E. Chymiak, an individual

Exhibit C

Real Estate Mortgage
WHEN RECORDED RETURN TO:
Hall Estill
320 S Boston Avenue
Suite 200 Tulsa, OK 74103
Attention: Del Gustafson

 MORTGAGE WITH POWER OF SALE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE LENDER TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.
David Chymiak, LLC, an Oklahoma limited liability company (together with its successors and permitted assigns "Mortgagor") makes and delivers this Mortgage to ADDvantage Technologies Group, Inc., an Oklahoma corporation, and its successors and assigns (collectively, "Lender").  This instrument is made in connection with the Promissory Note.
Leveling 8 Inc, an Oklahoma corporation (“Maker”), and Lender are parties to that certain Stock Purchase Agreement dated as of December 26, 2018 (the “Stock Purchase Agreement”) pursuant to which Lender has loaned Maker the sum of Six Million Three Hundred Seventy-Five Thousand Dollars ($6,375,000) (the “Loan”), as evidenced by that certain Promissory Note of even date herewith executed by Maker for such amount in favor of Lender (the “Promissory Note”).

In order to secure payment and performance of the Indebtedness and the other Obligations (as such terms are defined below), Mortgagor mortgages to Lender the Real Property, and grants to Lender a security interest in all of Mortgagor's now or hereafter acquired right, title and interest in the Personal Property.
Lender acknowledges that this Mortgage is subordinated to that certain [Describe Mortgage in favor of Prime Lender.] (the “Senior Mortgage”).  The Mortgagor shall not make or permit any increases in the indebtedness secured by the Senior Mortgage or any amendments of the Senior Mortgage without receiving the prior written consent of Lender, which consent shall not be unreasonably withheld.
Lender will (unless otherwise required by applicable law) release this Mortgage within 30 days after the Termination Date, at Mortgagor's expense.
Mortgagor acknowledges receiving good and valuable benefit and consideration as an affiliate of Maker, including the Indebtedness, to execute and deliver this Mortgage.  Mortgagor's mailing address is:  _______________; and Lender's mailing address is:  1221 East Houston, Broken Arrow, OK 74012.

ARTICLE I.
Definitions

1.1 Definitions.  Capitalized terms not otherwise defined herein will have the meanings set forth in the Stock Purchase Agreement.  Each of the below capitalized terms has the following meaning:
"Award" means all condemnation awards, judgments, decrees, or proceeds of any sale in lieu of condemnation.
"Collateral" means the Property, whether now owned or hereafter acquired, and all proceeds from such Property.
“Collateral Agreements” means this Mortgage and all other mortgages, deeds of trust, security agreements, account control agreements and pledge agreements in which Guarantor or his affiliates grant Lender a lien securing payment or performance of the Indebtedness or any of the other Obligations.
“Default Rate” means fifteen percent (15%) per annum.
"Event of Default" means a default in timely payment or performance of the Promissory Note or of this Mortgage or a default in timely payment or performance by Maker of its obligations under the Stock Purchase Agreement or a default in timely payment or performance of the Guaranty or of any of the Collateral Agreements or the occurrence of an event of default under any other mortgage or lien on the Property, including without limitation the Senior Mortgage.
"Event of Default Period" means the period beginning on the occurrence of an Event of Default and ending on the cure of the Event of Default.
"Foreclosure Statute" has the meaning set forth in Section 4.2 below.
"Guarantor" means David Chymiak, an individual, and The David E. Chymiak Trust.
“Guaranty” means the Guaranty and Covenant Agreement of even date herewith by the Guarantor in favor of the Lender.
"Improvements" means all buildings, structures, fixtures and other improvements now or hereafter located upon the Land.
"Indebtedness" means all obligations, liabilities and indebtedness of Maker arising under the Promissory Note and all amounts becoming part of the Indebtedness pursuant to the terms of this Mortgage.
"Land" means the land described in Exhibit A annexed to this Mortgage.
"Leases" means all rights, title, interests, estates, powers, privileges, options and other benefits of Mortgagor in, to and under any lease, sublease, license, rental and other use or occupancy agreements which now or hereafter cover or affect any portion of the Property, together with all renewals, extensions, modifications, amendments, subleases and assignments of such lease agreements.
"Lender" means ADDvantage Technologies Group, Inc., an Oklahoma corporation, and its successors and assigns.
“Maker” means Leveling 8 Inc, an Oklahoma corporation.
"Mortgage" means this Mortgage with Power of Sale, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as amended, modified, restated and extended.

"Mortgagor" means David Chymiak, LLC, an Oklahoma limited liability company, and its heirs, successors and permitted assigns.
“Obligations” means the Indebtedness and all obligations and liabilities of Maker under the Stock Purchase Agreement and all obligations and liabilities of Guarantor and his affiliates under the Guaranty and under the Collateral Agreements, including without limitation the obligations and liabilities of Mortgagor under this Mortgage.
"Payment Notice" means Lender's notice to Tenant of an Event of Default Period.
"Person" means a natural person, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
"Personal Property" means all (i) Awards, (ii) Leases, (iii) Collateral, (iv) all insurance policies covering the Property, and all insurance proceeds from any of the policies, and (v) all proceeds of the Personal Property described in (i) – (iv).
"Prime Lender" means ____________________________.
"Promissory Note" means that certain Promissory Note, in the original principal amount of $6,375,000 of even date herewith by Maker in favor of Lender, as amended, modified, restated and extended.
"Property" means the Real Property and the Personal Property.
"Real Estate Taxes" means all ad valorem taxes, assessments and charges (including ground rents, water and sewer rents, and all other recurring charge) which may create a lien against the Property.
"Real Property" means, collectively, (i) the Land (as legally described in Exhibit A annexed to this Mortgage), (ii) the Improvements, (iii) Leases, Rents and Awards, (iv) all fixtures, accessions and appurtenances to the Land or Improvements, (v) all easements and rights of way now or hereafter benefiting the Land, (vi) all of Mortgagor's interest in any lands adjoining the Land, (vii) all water and all of Mortgagor's water rights benefiting the Land, and (viii) all rights, estates and privileges appurtenant or incident to the foregoing.
"Rent" means all of the rents, income, receipts, revenues, issues, profits and other sums of money that are now or at any time hereafter become due and payable to Mortgagor under the terms of any Lease or arising or issuing from or out of any Lease or from or out of the Property or any part thereof, including minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, payments in consideration for cancellation of a Lease, security deposits (whether cash, one or more letters of credit, bonds or other form of security), advance rents, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Property and all of Mortgagor's rights to recover monetary amounts from any lessee in bankruptcy, including (i) rights of recovery for use and occupancy and damage claims arising out of lease defaults, (ii) rejection, disaffirmance, repudiation, and similar actions, under applicable bankruptcy law and other statutes governing the rights of creditors, and (iii) the immediate and continuing right to collect and receive all of the foregoing.
"Stock Purchase Agreement" means that certain Stock Purchase Agreement dated December 26, 2018, between Maker as Buyer and Lender as Seller, as amended, modified, restated and extended.

"Tenant" means each occupant of any portion of the Land or Improvements under a Lease.
"Termination Date" means the day on which Maker indefeasibly pays the Indebtedness in full.
"Transferee" means any Person, including Lender, who takes title to any Collateral after a Transfer Event.
"Transfer Event" means the conveyance of any Property to Lender or another Person through a foreclosure (or deed in lieu), receivership, bankruptcy or other voluntary or involuntary Mortgagor action.
"UCC" means Title _____ of the ______________, as amended, modified (whether by the legislature or the court), superseded, repealed or re-codified.
1.2 Terms Generally; References and Titles.  References in this Mortgage to "Articles," "Sections," "Exhibits" or "Schedules" will be to the Articles, Sections, Exhibits or Schedules of this Agreement unless otherwise specifically provided.  All Exhibits and Schedules annexed to this Mortgage are incorporated in, and are a part of, this Mortgage for the purposes set forth in this Mortgage.  Any term defined in this Mortgage may be used in the singular or plural.  Words of any gender include all other genders. The terms "include," "includes," and "including" are followed by "without limitation".  Except as otherwise specified or limited in this Mortgage, a reference to any Person includes the successors and assigns of the Person.  Unless otherwise specified all references "from" or "through" any date mean "from and including" or "through and including" the date.  References to any statute or act include all related current regulations and all amendments and any successor statutes, acts and regulations.  References to any statute or act, without additional reference, refer to federal statutes and acts of the United States.  References to any agreement, instrument or document includes all schedules, exhibits, annexes and other attachments to the agreement, instrument or document. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein:  (i) the word “Mortgagor” shall mean Mortgagor and/or any subsequent owner or owners of the Property; and (ii) the word “Lender” shall mean Lender or any subsequent holder or holders of this Mortgage or any of the Indebtedness.  This Mortgage shall be binding on Mortgagor and all successors and assigns of Mortgagor and shall inure to the benefit of Lender and all successors and assigns of Lender.

ARTICLE II.
Assignment of Leases and Rents
2.1 Assignment.  For the Indebtedness and other good and valuable consideration, Mortgagor absolutely and unconditionally assigns and transfers to Lender (a) the Leases, (b) the Rents, and (c) all guaranties of payment of the Rent.  Mortgagor authorizes Lender to notify any Tenant at any time of this assignment of Leases, Rents and guaranties.
2.2 Application of Rent.
(a)
Each Tenant may, until Lender delivers a Payment Notice, pay Rent directly to Mortgagor (or its designee).  Mortgagor shall hold all Rent it (or its designee) receives in trust for the benefit of Lender.  Unless Lender otherwise agrees, Mortgagor may only use the Rent to satisfy obligations arising under the Promissory Note, including payment of all Real Estate Taxes, insurance premiums, maintenance and repair costs, for the Property.

(b)
After a Tenant receives a Payment Notice, Tenant shall pay directly to Lender all Rent thereafter accruing.  Tenant is relieved of its obligations to pay Mortgagor under any Lease to the extent of all Rent Tenant pays to Lender.

(c)
Lender may use any Rent it receives for (in the priority and amounts as Lender determines in its discretion):  (i) (1) the expenses to operate, maintain and manage the Property, and (2) the expenses incident to taking and retaining possession of the Property and collecting Rent; and (ii) the Obligations.  The assignment in Section 2.1 above does not reduce the Indebtedness unless Lender actually receives Rent and applies it to the Indebtedness.

(d)	Lender may, at its option and without impairing its rights under the assignment in Section 2.1 above, release any Rent Lender receives to Mortgagor.
(e)
As between Mortgagor, Lender and any other Person, except a Tenant who has not received a Payment Notice, the assignment in Section 2.1 above is absolute, unconditional and presently effective.  Lender's delivery of a Payment Notice is solely for the benefit and protection of each Tenant and does not otherwise benefit or affect Mortgagor or any Person claiming through or under Mortgagor.

(f)	Lender is not required to institute legal proceedings to enforce the terms of this Section.
2.3 No Third Party Beneficiary.  The assignment in Section 2.1 above is not made for the benefit of any Person other than Lender.
2.4 Release and Termination.  The assignment in Section 2.1 above terminates upon Lender's release of this Mortgage.
2.5 Rights of Prime Lender.  The rights of Lender under this Article II are subject only to the rights of the Prime Lender.
ARTICLE III.
Leases
3.1 Terms.  Notwithstanding the terms of any Lease made on or after the date of this Mortgage, each Lease is subordinate to this Mortgage and each Tenant shall, if Lender elects, execute an instrument (in form and substance acceptable to Lender in its sole discretion) subordinating the Tenant's leasehold interest to Lender's liens and security interests.  No Leases may, unless Lender specifically agrees in writing, impose obligations upon Lender or any Transferee prior to or following a Transfer Event.
ARTICLE IV.
Remedies
4.1 Possession.  During an Event of Default Period, Lender may, at its option (a) enter upon and take possession of the Property and (b) exercise, without Mortgagor's interference, any rights which Mortgagor has with respect to the managing, possessing, operating, leasing, protecting or preserving the Property.  If Lender rents any of the Property, Lender will do so for the account of Mortgagor, and Lender may deduct from the Rents all expenses and liabilities Lender incurs in collecting the Rents and in managing, operating, maintaining, protecting or preserving the Property.  Lender may apply any remaining Rents to the Obligations in any manner Lender chooses.  If Lender elects to take possession of the Property, then Mortgagor will quietly surrender possession of the Property.  If Mortgagor fails to quietly surrender possession of the Property, then Lender may invoke all legal remedies to dispossess Mortgagor.
4.2 Foreclosure.  Mortgagor grants Lender a power of sale.  During an Event of Default Period, Lender may foreclose the liens and security interests created by this Mortgage in any manner provided at law or in equity, including in accordance with the Oklahoma Power of Sale Mortgage

Foreclosure Act (as amended, replaced or re-codified, the "Foreclosure Statute").  If the Foreclosure Statute is no longer in force or effect, then, in addition to Lender's other rights at law or in equity, Lender may foreclose pursuant to the rules set forth in the last effective Foreclosure Statute.  In addition to the power of sale and non-judicial foreclosure rights granted to  Lender, if  Lender desires, then Lender may file suit on the Obligations and for the foreclosure of the liens and security interests created by this Mortgage
4.3 Receiver.  In addition to all other remedies available to Lender at law or in equity or under any of the Collateral Agreements, during an Event of Default Period, (a) without notice to Mortgagor, (b) whether or not Mortgagor or Maker is solvent, (c) whether or not Mortgagor has committed fraud or mismanaged the Property, (d) even if the Property is sufficient to repay the Obligations, and (e) without filing any proceeding other than a proceeding seeking the appointment of a receiver, Lender will be entitled to the appointment of a receiver or receivers for the Property and the Rents.  Mortgagor irrevocably consents to the appointment of a receiver and waives all defenses to Lender’s application for a receiver.  During a receivership for the Property, Mortgagor irrevocably consents to (i) Lender commencing any additional proceeding to enforce any other right or remedy available to Lender, at law or in equity, and (ii) Lender conducting a non-judicial sale of the Collateral pursuant to the Foreclosure Statute.  This Section is an express condition upon which Lender has extended to Maker the loan evidenced by the Promissory Note.
4.4 Proceeds of Sale.  Unless otherwise required by applicable law, the proceeds of any sale of the Property in foreclosure of the liens and security interests evidenced by this Mortgage will be:
FIRST, applied to the payment of all costs of the sale; SECOND, applied to the Obligations, in the order Lender elects, until the Obligations are paid and satisfied in full; and THIRD, the remainder, if any, paid to any Person (including Mortgagor) as required by applicable law.
4.5 Lender as Purchaser.  Lender may purchase the Property at any foreclosure sale.  In connection with any foreclosure sale, Lender may credit bid in an amount up to the Indebtedness then owed to Lender.
4.6 Uniform Commercial Code.  During an Event of Default Period, Lender may exercise its rights of enforcement with respect to the Collateral under the UCC.  In addition to or in substitution for Lender's UCC rights and remedies:
(a)	Lender may enter upon the Property to take possession of, assemble and collect the Collateral or to render it unusable;
(b)
Lender may require Mortgagor to assemble the Collateral and make it available at the Property or any place Lender designates which is mutually convenient to allow Lender to take possession or dispose of the Collateral;

(c)	Lender may mail written notice to Mortgagor ten (10) days prior to the date of any sale of the Collateral, and such notice will constitute reasonable notice under the UCC;
(d)	Lender need not take possession of the Collateral prior to any Transfer Event;
(e)
prior to applying Transfer Event proceeds to the Obligations, Lender may apply the proceeds to the reasonable expenses (including Lender's legal expenses and reasonable attorneys' fees, including allocated in-house counsel expenses) incurred to collect and enforce the Obligations or to take possession of, hold or prepare the Collateral for transfer;

(f)	Lender may dispose of the Collateral in a public or private sale (i) without giving any warranties, and (ii) may disclaim all warranties, including warranties of title, merchantability,

and fitness for a particular purpose, without adversely affecting the commercial reasonableness of Lender's disposition of the Collateral; and

(g)
Mortgagor waives any claims based on the fact that (i) a private sale of the Collateral results in less proceeds than a public sale, and (ii) the Collateral is sold at a book (or other) loss to Mortgagor.

4.7 Delivery of Possession After Foreclosure.  Immediately after a Transfer Event, Mortgagor and any Person claiming any Collateral interest by, through or under Mortgagor, who is occupying or using the Property or other Collateral, will become the tenant or lessee of the Transferee.  Subject to any non-disturbance and attornment agreement between Lender and a Tenant, the post-Transfer Event tenancy will be a tenancy at will, terminable at the will of either Transferee or the tenant, at a daily fair market rental.  If any tenant fails to surrender possession of the Collateral to Transferee after Transferee's demand, then Transferee may institute and maintain an action for forcible entry and detainer of the Property.
4.8 Fees and Expenses.  In any proceeding, judicial or otherwise, to foreclose this Mortgage or enforce any other remedy of Lender under this Mortgage or under any Collateral Agreement, there shall be allowed and included as an addition to and a part of the Indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which are paid or incurred in connection with the exercise by Lender of any of its rights and remedies hereunder (including without limitation courts costs and attorneys’ fees) and the same shall be secured by this Mortgage.

ARTICLE V.
NonBorrower Grantor
5.1 Nonborrower Grantor.  As Mortgagor is not the “Maker” under the Promissory Note (with Mortgagor being referred to in this Section as “Nonborrower Grantor”), such Nonborrower Grantor authorizes Lender to perform any of the following acts at any time, all without notice to Nonborrower Grantor and without affecting Lender’s rights or Nonborrower Grantor’s obligations under this Mortgage:
(a)
Lender may alter any terms of the Promissory Note or any part of them, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Promissory Note or any part of it;

(b)
Lender may take and hold security for the Promissory Note, accept additional or substituted security for the Promissory Note, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect, sell or otherwise dispose of any such security;

(c)
Lender may apply any security now or later held for the Promissory Note in any order that Lender in its sole discretion may choose, and may direct the order and manner of any sale of all or any part of it and bid at any such sale;

(d)	Lender may substitute, add or release any one or more guarantors or endorsers of the Promissory Note;

(e)	Nonborrower Grantor waives:

(i)	Any right it may have to require Lender to proceed against Maker, proceed against or exhaust any security held from Maker, or pursue any other remedy in Lender’s power to pursue;

(ii)
Any defense based on any legal disability of Maker, any discharge or limitation of the liability of Maker to Lender, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor relief proceeding, or from any other cause, or any claim that Nonborrower Grantor’s obligations exceed or are more burdensome than those of Maker;

(iii)
All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Mortgage and of the existence, creation, or incurring of new or additional indebtedness of Maker, and demands and notices of every kind;

(iv)	Any defense based on or arising out of any defense that Maker may have to the payment or performance of the Promissory Note or any part of it; and

(v)
Until the obligations under the Promissory Note have been paid and performed in full, all rights of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, all rights to enforce any remedy that the Lender may have against Maker, and all rights to participate in any security now or later to be held by Lender for the Promissory Note.

(f)
Nonborrower Grantor assumes full responsibility for keeping informed of Maker’s financial condition and business operations and all other circumstances affecting Maker’s ability to pay and perform its obligations to Lender, and agrees that Lender shall have no duty to disclose to Nonborrower Grantor any information which Lender may receive about Maker’s financial condition, business operations, or any other circumstances bearing on its ability to perform;

(g)	No provision or waiver in this Mortgage shall be construed as limiting the generality of any other provision or waiver contained in this Mortgage; and

(h)
For purposes of this Article V, all references to the Promissory Note shall also include any instrument or agreement executed by Maker subsequent to the date of this Mortgage which is secured by this mortgage in accordance with the provisions above.

ARTICLE VI.
Miscellaneous
6.1 Authorization to File Financing Statement.  Mortgagor authorizes Lender to file in any jurisdiction a reproduction of this Mortgage or financing statements covering the Collateral.
6.2 Fixture Filing.  This Mortgage is a financing statement filed as a fixture filing.  For purposes of this Mortgage being a financing statement:  Mortgagor is the debtor, Lender is the secured party, and the collateral is the Personal Property and the Improvements.
6.3 Dealing with Successor.  If Mortgagor no longer owns the Collateral, then Lender may,

without notice to Mortgagor, deal with Mortgagor's successor in interest concerning this Mortgage and the Obligations in the same manner as with Mortgagor, without in any way vitiating or discharging Maker’s liability under the Promissory Note or for the Obligations.  Notwithstanding the foregoing, Lender does not consent to any transfer of the Collateral, except as Lender hereafter agrees in writing.
6.4 Application of Obligations.  If this Mortgage or any of the Collateral cannot lawfully secure any of the Obligations or if the liens or security interests created by this Mortgage are invalid or unenforceable as to any of the Obligations or any of the Collateral, then all payments made on the Obligations will be applied first to all of the Obligations which are not secured by this Mortgage or the Collateral.
6.5 Agents.  Lender may appoint one or more Persons as agent to perform any act necessary or incidental to any sale of the Collateral, in the name and on behalf of Lender.
6.6 Transfer Recitals.  All statements of fact in any instrument evidencing a Transfer Event concerning (i) nonpayment of the Indebtedness, (ii) any Event of Default, (iii) acceleration of the Indebtedness, or (iv) any other matter, are prima facie evidence of the truth of the recited fact.
6.7 Priority.  Mortgagor represents and warrants that Mortgagor is well and lawfully seized of the Property, has a good and indefeasible estate in fee simple and has good right and full power and authority to execute and deliver this Mortgage; that the Property is free and clear of all encumbrances, except recorded easements and building and use restrictions of record, if any, taxes and assessments not yet overdue and additionally except for the Senior Mortgage.  Mortgagor shall make any further assurances of title that the Lender may reasonably require and will warrant and defend the Property against all lawful claims and demands whatsoever.
6.8 Insurance.  Until all Obligations are fully paid and performed, Mortgagor shall keep the Property constantly insured against loss by fire, lightning and windstorm, in companies and in a manner reasonably satisfactory to Lender, its successors or assigns, for its full insurable value. Subject to the rights of Prime Lender, all policies of insurance of whatsoever nature and whatsoever amount taken out on the same shall be assigned and pledged to and deposited with Lender, its successors or assigns, as collateral and additional security for the payment and performance of the Obligations, interest and all sums hereby secured, with loss payable clause satisfactory to Lender, its successors or assigns, attached to such policy or policies, with loss, if any, payable to Lender, its successors or assigns; and whether such policy or policies has been actually assigned or not, it shall in case of loss be payable to Lender, its successors or assigns, to the extent of its interest as Lender in said premises; and Lender or its successors or its assigns may, at its option, assign all such insurance policies to any Transferee; and in the event of loss under such policy or policies, Lender or its successors or assigns shall have and is hereby specifically given full power to settle or compromise claims thereunder and to demand, receive and receipt for all moneys becoming payable thereunder and to apply the amount so collected toward the payment of the Obligations hereby secured, or in rebuilding or restoring the damaged Property, as Lender, its successors or assigns, may elect, without affecting the lien of this Mortgage for the full amount secured hereby before such damage or such payment ever took place.  Mortgagor shall upon the signing of this Mortgage and at such other times as shall be requested by Lender provide Lender with certificates of insurance reflecting both the insurance coverages in place and Lender’s status as loss payee.  No cancellation or alteration of any insurance policies shall be made without Lender’s written consent thereto.  If Mortgagor fails to perform its obligations under this Section 6.8, then Lender is hereby authorized, at its option, to insure the Property, or any part thereof, and pay the costs of such insurance.  Mortgagor agrees to refund to Lender all sums so paid upon demand with interest accruing thereon at the Default Rate from the time the Lender paid such costs, and such costs together with interest thereon shall become a part of the Indebtedness.

6.9 Taxes.  Mortgagor shall pay before the same shall become delinquent any and all Real Estate Taxes, charges or assessments, general, local or special levied by any competent public authority of the State of Oklahoma, or any county or subdivision thereof, or of the United States of America, or other taxing authority, upon the Real Property, or any part thereof, or upon Lender’s interest therein, or which might become a lien thereon, to whomsoever assessed, including personal taxes.  Mortgagor shall each year provide Lender with written evidence, satisfactory to Lender, of the payment of all Real Estate Taxes.  If Mortgagor fails to perform its obligations under this Section 6.9, then Lender is hereby authorized, at its option, to pay such taxes on the Property.  Mortgagor agrees to refund to Lender all taxes so paid upon demand with interest accruing thereon at the Default Rate from the time the Lender paid such taxes, and such taxes together with interest thereon shall become a part of the Indebtedness.
6.10 No Transfers.  Until the Obligations are fully paid and performed, Mortgagor shall not voluntarily or involuntarily sell, assign, transfer, mortgage (except to Prime Lender) or convey the Property without Lender’s prior written approval.
6.11 Appraisement.  In case of judicial foreclosure hereof and sale hereunder, appraisement of the Property is hereby  expressly waived, or not waived, at the sole option of Lender, such option to be exercised thereby at the time judgment is entered in such foreclosure, or at any time prior thereto.
6.12 Sale in Parcels.  In case of any sale under this Mortgage by virtue of judicial proceedings, power of sale or otherwise, the Property may be sold in one parcel and as an entirety or in such parcels, manner or order as Lender in its sole discretion may elect, and Mortgagor waives any and all rights which Mortgagor may have to insist upon the sale of the Property in one parcel or in separate parcels.
6.13 Condemnation Awards.  Mortgagor covenants and agrees that if at any time all or any portion of the Property shall be taken or damaged under the power of eminent domain, the Award received by condemnation proceedings for any property so taken or any payment received in lieu of such condemnation proceedings paid over and applied in the same manner set forth above with respect to insurance proceeds.  Mortgagor, promptly upon obtaining knowledge of the institution of any proceedings or negotiations for the condemnation of the Property, or any portion thereof, will notify Lender in writing of the pendency of such negotiations or proceedings.  Lender may participate in any such negotiations or proceedings, and Mortgagor from time to time will execute and deliver to Lender all instruments requested by Lender to permit such participation.
6.14 Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.14):
If to Lender:	ADDvantage Technologies Group, Inc. 1221 E. Houston Broken Arrow, OK 74012
	Facsimile:	918-251-0792
	E-mail:	sfrancis@addvantagetech.com

If to Mortgagor:	David Chymiak, LLC 21553 E. Apache Street Catoosa, Oklahoma 74015
	E-mail:	dave@tulsat.com

    6.15 Inspection.  Lender and any persons authorized by Lender shall have the right to enter and inspect the Property at all reasonable times upon reasonable prior notice to Mortgagor.
6.16 Indulgences, Extensions, No Waiver.  No failure by Lender to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall be deemed to be a waiver of any of the terms and provisions hereof, and Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor.  Neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of Lender to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any Indebtedness, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Property and Lender extending, from time to time, the time of payment or modifying the terms of the Loan Agreement or this Mortgage if the consent of Mortgagor has been obtained in connection with such modification to the extent Mortgagor remains liable for repayment of the Indebtedness, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Lender.  Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Property, Lender may release the obligation of anyone at any time liable for any or all of the Indebtedness or any part of the security held for the Indebtedness and may from time to time extend the time of payment or otherwise modify the terms of the Loan Agreement, the Promissory Note and/or this Mortgage without, as to the security for the remainder thereof, in any way impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the indebtedness as it may be so extended or modified, over any subordinate lien.  Lender may resort for the payment of the Indebtedness to any other security therefor held by Lender in such order and manner as Lender may elect.

6.17 Cumulative Remedies.  The rights of Lender arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusive of the other.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.
6.18 Governing Law.  The Property located in the State of Oklahoma and the parties hereto agree that this Mortgage shall be governed by and construed according to the laws of the State of Oklahoma and applicable federal law.
6.19 Amendment.  This Mortgage cannot be changed except by an agreement in writing signed by the party (i.e., Mortgagor or Lender) against whom enforcement of the change is sought.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Mortgagor has executed this Mortgage on the date of the below acknowledgement.
David Chymiak, LLC,
An Oklahoma limited liability company
By:
Name: _______________________________________
Title: _______________________________________

ACKNOWLEDGMENTS
STATE OF _____________ )
) SS:
COUNTY OF ___________ )
The foregoing instrument was acknowledged before me this ___ day of ____________, 2019, by _______________, as ____________________ of David Chymiak, LLC, an Oklahoma limited liability company.
_______________________________________
Notary Public
My Commission Expires:
_____________________
( S E A L )

EXHIBIT A
Legal Description of Land

[To be provided]

Exhibit D
Pledge Agreement

PLEDGE AGREEMENT
(ADDvantage Shares)

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into effective as of _____________, 2019, by and between DAVID E. CHYMIAK, an individual and David E. Chymiak, as Trustee of THE DAVID E. CHYMIAK TRUST (individually and collectively, the “Pledgor”), and ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation (“Pledgee”).

RECITALS:

A. Leveling 8 Inc, an Oklahoma corporation (“Buyer”), and Pledgee are parties to that certain Stock Purchase Agreement dated as of December 26, 2018 (the “Stock Purchase Agreement”) pursuant to which Pledgee has agreed to sell to Buyer, and Buyer agreed to purchase from Pledgee, certain Shares (as defined in the Stock Purchase Agreement), and Buyer has made and delivered to Pledgee Buyer’s Promissory Note for the sum of Six Million Three Hundred Seventy-Five Thousand Dollars ($6,375,000) (the “Note”), in payment of part of the Purchase Price for the Shares ;

B. Capitalized terms used, and not otherwise defined herein, have the meanings assigned to them in the Stock Purchase Agreement.

C. Pledgor is the sole owner of Buyer and will benefit from Pledgee’s acceptance of the Note as part payment of the Purchase Price for the Shares;

D. To guarantee the payment and performance of the Note and the Transaction Documents (as such term is defined in the Stock Purchase Agreement), Pledgor (also referred to in this Agreement as the “Guarantor”) have executed that certain Guaranty and Covenant Agreement of even date herewith in favor of Pledgee (the “Guaranty”); and

E. To secure payment and performance of the Note and the Transaction Documents, Buyer, Pledgor, Buyer and their affiliates, as applicable, have granted mortgages and security interests to the Pledgee under certain Collateral Agreements (as such term is defined in the Stock Purchase Agreement); and

F. In consideration of and as an inducement to Pledgee to accept the Note in part payment of the Purchase Price for the Shares, Pledgor has agreed to pledge, among other collateral, Two Million Five Hundred and Two Thousand Nine Hundred and Two (2,502,902) shares of common stock of Pledgee as security for repayment of the Note and for payment and performance of the obligations of Buyer, Pledgor and their affiliates, as applicable, under the Transaction Documents.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Pledge.  In consideration of Pledgee’s acceptance of the Note, receipt of which is hereby acknowledged, and to secure the payment and performance when due of the obligations of Buyer to Pledgee under the Note and of the obligations of Buyer, Guarantor and their affiliates, as applicable, under the Transaction Documents, Pledgor hereby grants a first priority and exclusive security interest to Pledgee in Two Million Five Hundred Two Thousand Nine Hundred and Two (2,502,902) shares of Common Stock of Pledgee, together with all proceeds, monies, income and benefits attributable to or accruing to said shares, which Pledgor is or may hereafter become entitled to receive on account of said shares (collectively, the “Pledged Shares”).  Pledgor appoints Pledgee as its irrevocable attorney-in-fact (coupled with an interest) to arrange for the transfer of the Pledged Shares on the books of the Pledgee in accordance with the terms hereof, and Pledgor shall deliver to Pledgee the stock certificates evidencing Pledgor’s record ownership of the Pledged Shares together with an executed stock power in blank for each such certificate.

2. Representations and Warranties.  Pledgor represents and warrants to Pledgee that:

(a) Pledgor has the right to pledge and transfer the Pledged Shares to Pledgee, free and clear of any liens and encumbrances and without obtaining the consents of any other person;

(b) Pledgor has full power and authority to grant to Pledgee a security interest in the Pledged Shares without the consent of any other person;

(c) Pledgor authorizes Pledgee to make, execute, acknowledge, deliver and file and record in the proper filing and recording places all such instruments, including appropriate financing statements with respect to the security interests created hereby, as may be required by the Uniform Commercial Code and as may be necessary or as Pledgee may reasonably request in order to perfect and preserve the security interests under this Agreement, and Pledgor shall execute any filings and take any other action requested by Pledgee to evidence, perfect and protect the security interest in the Pledged Shares granted under this Agreement, including without limitation delivering to Pledgee possession of the stock certificates evidencing the Pledged Shares together with an executed stock power for each certificate authorizing the transfer of same; and

(d) The Pledged Shares constitute one hundred percent (100%) of the shares of common stock of Pledgee owned of record by Pledgor.

3. Covenants.  Pledgor covenants and agrees with Pledgee that until the Note is paid in full, Pledgor shall not, without first obtaining Pledgor’s written consent:

(a) Create, permit, or suffer to exist, and shall defend the Pledged Shares against, any lien, security interest, or other encumbrance on the Pledged Shares, except the pledge and security interest of Pledgee, and shall defend Pledgor’s and Pledgee’s respective rights in the Pledged Shares against the claims of all persons and entities; or

(b) Sell, assign, pledge or transfer the Pledged Shares.
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4. Adjustments.  In the event that, during the term of this Agreement, any change is declared or made in the capital structure of the Pledgee, all new, substituted and additional membership interests, shares or other securities issued to Pledgor by reason of any such change shall be held by Pledgee under the terms of this Agreement in the same manner as the Pledged Shares originally pledged hereunder.

5. Voting Rights, Dividends, etc.  So long as no Event of Default has occurred, Pledgor shall have the right to vote the Pledged Securities, to give waivers and consents with respect thereto, and to collect and receive for his own use all dividends and other distributions paid in respect thereof, provided that, until actually paid, all rights to such dividends and distributions shall remain subject to the lien hereof.  Upon the occurrence of an Event of Default, and so long as any Event of Default remains uncured after the expiration of any applicable cure or grace period, Pledgor’s right to vote the Pledged Securities and shall be suspended pending cure of such Event of Default, and all dividends and distributions payable during the continuance of any such default shall be applied directly in reduction of the indebtedness evidenced by the Note.

6. Default.  The term “Event of Default”, whenever used in this Agreement, shall mean any of the following events or conditions:

(a) Buyer’s failure to pay the Note or any installment thereunder when due;

(b) Buyer’s, Pledgor’s or any of their affiliates’ failure, as applicable to perform, observe or comply with any covenant, agreement or term contained in this Agreement or in any of the Transaction Documents;

(c) any representation or warranty made by Buyer, Pledgor or any of their affiliates, as applicable, in connection with this Agreement or with any of the Transaction Documents proves incorrect as of the date of the making or issuance thereof;

(d) Pledgor’s voluntary filing of a petition in bankruptcy or the filing of an involuntary petition in bankruptcy against Pledgor; or

(e) The occurrence of an event of default by Buyer, Pledgor or any of their affiliates under any of the Transaction Documents.

7. Remedies.  If any Event of Default shall have occurred and be continuing, Pledgee, without being required to give any notice to Pledgor except as hereinafter provided, may sell the Pledged Shares or any part thereof at public or private sale for cash, upon credit or for future delivery, and Pledgee may be the purchaser of any or all of the Pledged Shares so sold at public sale.
(a) Each such purchaser at any such sale shall hold the Pledged Shares sold absolutely free from any claim or right on the part of Pledgor. Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal and all other rights or remedies or formalities prescribed by law relevant to the sale or disposition of the Pledged Shares (other than the right to notice as set forth in subsection (b) below) which he has or may have under any rule of law or statute now existing or hereafter adopted.
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(b) Pledgee shall give Pledgor ten (10) days’ prior written notice delivered in person, by Registered or Certified U. S. Mail, return receipt requested or by nationally recognized overnight courier service, of Pledgee’s intention to make any such public or private sale or sales.  Such notice in case of public sale shall state the time and place fixed for such sale.
(c) Any public sale shall be held at such time or times within ordinary business hours and at such place or places as Pledgee may fix in the notice of such sale.  At any such sale, the Pledged Shares or any portion thereof to be sold may be sold in one lot as an entirety or in separate parcels as Pledgee may determine.
(d) Pledgee shall not be obligated to make any sale of Pledged Shares if Pledgee shall determine not to do so, regardless of the fact that notice of sale of Pledged Shares may have been given.  Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.
(e) In case the sale of all or any part of the Pledged Shares is made on credit or for future delivery, the Pledged Shares so sold may be retained by Pledgee until the sale price is paid by the purchaser or purchasers thereof, but Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Shares so sold and, in case of any such failure, such Pledged Shares may be sold again upon like notice.
(f) As an alternative to exercising the power of sale herein conferred upon it, Pledgee may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Shares or any portion thereof, pursuant to a judgment or decree of a court with jurisdiction.

(g) Pledgee shall have and may exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Oklahoma ( the “UCC”) in addition to those rights and remedies set forth in this Agreement, including, the right, as permitted under the UCC, to endorse the Pledged Shares to Pledgee and retain the same as its own property.

8. Proceeds of Sale.  The proceeds of the Pledged Securities shall be applied by Pledgee as follows:
First:  to the payment of any and all expenses of sale, including reasonable compensation to Pledgee’s agents and attorneys employed in connection therewith;
Second:  to the payment of the Note; and
Third:  the balance, if any, of such proceeds shall be paid to Pledgor, his heirs, personal representatives, and assigns, or as a court with jurisdiction shall direct.

9. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when
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delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

Pledgor: Pledgee:

David E. Chymiak, individually and as
Trustee of the David E. Chymiak Trust ADDvantage Technologies Group, Inc.
21553 E. Apache Street 1221 East Houston
Catoosa, OK  74015 Broken Arrow, OK  74012
Email:  dave@tulsat.com Email:  sfrancis@addvantagetech.com
Attn:  Chief Financial Officer

10. Miscellaneous.

(a) No right or remedy in this Agreement, the Note or the Guaranty is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every right or remedy herein or in the Note conferred or now or hereafter existing at law or in equity or by statute.

(b) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

(c) No delay or omission by Pledgee to exercise any right or remedy shall impair such right or remedy or other right or remedy or shall be construed to be a waiver of any default or an acquiescence therein, and every right and remedy herein conferred or now or hereafter existing at law, in equity or by statute may be exercised separately or concurrently and in such order and as often as may be deemed expedient by Pledgee.  Without limiting the generality of the foregoing, the pursuit or exercise of any right or remedy herein or in the Note, or by law or in equity, shall not be, and shall not be considered to be, an election against, waiver or relinquishment of, any other right or remedy.

(d) The invalidity of any right or remedy in any jurisdiction shall not invalidate such right or remedy in any other jurisdiction.  The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

(e) Pledgor shall have no right to assign any rights or obligations under this Agreement without the prior written consent of Pledgee.
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(f) ALL OBLIGATIONS, RIGHTS AND REMEDIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF OKLAHOMA.

[SIGNATURE PAGE FOLLOWING]
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IN WITNESS WHEREOF, Pledgor and Pledgee have executed this Agreement the day and year first written above.

PLEDGOR:

___________________________________
David E. Chymiak, individually

THE DAVID E. CHYMIAK TRUST

By
David E. Chymiak, Trustee

PLEDGEE:

ADDVANTAGE TECHNOLOGIES GROUP,
INC., an Oklahoma corporation

By: _________________________________

Name:_______________________________

Title:________________________________

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

7

Exhibit E
Account Control Agreement

Securities Account Control Agreement

__________________________________________________________________

This Securities Account Control Agreement (the “Agreement”) is made and entered into as of this ____ day of ___________, 2019, by and among David E. Chymiak, an Individual, and David E. Chymiak, Trustee of The David E. Chymiak Trust (individually, and collectively, the “Customer”), ADDvantage Technologies Group, Inc., an Oklahoma corporation, (the “Creditor”), and Charles Schwab & Co., Inc. (the “Broker”).  All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of Oklahoma as of the date of this Agreement, and all terms defined in the UCC shall have the same meanings in this Agreement as in the UCC, unless such terms are otherwise defined herein or the context requires otherwise.

PREAMBLE:

A. Leveling 8 Inc, an Oklahoma corporation (“Buyer”), and Creditor are parties to that certain Stock Purchase Agreement dated as of December 26, 2018 (the “Stock Purchase Agreement”) pursuant to which Creditor has agreed to sell to Buyer, and Buyer agreed to purchase from Creditor, certain Shares (as defined in the Stock Purchase Agreement), and Buyer has made and delivered to Creditor Buyer’s Promissory Note for the sum of Six Million Three Hundred Seventy-Five Thousand Dollars ($6,375,000) (the “Note”), in payment of part of the Purchase Price for the Shares.
B. Payment of the Note is guaranteed by Customer under that certain Guaranty and Covenant Agreement of even date herewith (the “Guaranty”) and is secured by various mortgages, security agreements and pledge agreements of even date herewith (the “Collateral Agreements”).
C. As additional collateral to secure Buyer’s obligations to Creditor and to secure the obligations of Buyer, Customer and their affiliates, as applicable, under the Transaction Documents (as such term is defined in the Stock Purchase Agreement), Customer has agreed to grant to Creditor a security interest in a securities account maintained by Broker for Customer, and the parties are entering into this Agreement to create and perfect such security interest.
NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

Section 1. The Securities Account.  Broker hereby represents, warrants and covenants with Creditor that:

(a) Broker has established a securities account No. ____________ (together with any successor or replacement account, the “Account”), which Account holds as of the date hereof certain book-entry financial assets for which Customer has fully paid.
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(b) The Account is and shall continue to be governed by the terms of the brokerage account agreement or other form of customer agreement (the “Customer Agreement”) executed by Customer for the benefit of Broker.

(c) In accordance with this Agreement, Broker agrees to register the Account on its books and records with the title “ADDVANTAGE TECHNOLOGIES GROUP, INC. as Secured Party of DAVID E. CHYMIAK and DAVID E. CHYMIAK, TRUSTEE OF THE DAVID E. CHYMIAK TRUST”, with such abbreviations as may be required to comply with the operating systems maintained by Broker for Customer.

(d) Attached hereto as Schedule A is a statement produced by Broker regarding the securities or financial assets credited to the Account as of such statement’s date.

(e) As of the date hereof, Broker has not received notice of any liens, claims, or encumbrances with respect to the Account, except with respect to (i) Creditor pursuant to this Agreement, and (ii) liens held by Broker or the clearing firm pursuant to the Customer Agreement, and Broker has not confirmed any interest in the Account to any person other than Creditor and Broker.

Section 2. Grant of Security Interest.  Customer grants Creditor a security interest in the Account, and in all funds and financial assets, now or hereafter in the Account and in all proceeds thereof, in order to secure any amounts, whether principal, interest, default interest, fees or expenses or other amounts, due Creditor under the Note or under any other Transaction Document and to secure the right of Creditor to withdraw assets from the Account following the occurrence of an event of default under the Note or any of the Transaction Documents (“Default Event”).
Section 3. Control.
(a) Broker agrees to comply with all instructions originated by Creditor as to the Account in accordance with the terms of this Agreement without further consent by Customer.  Subject to restrictions set forth in other provisions of this Agreement, Broker will also comply with instructions directing the disposition of the funds and financial assets in the Account originated by Customer or its authorized representative until such time as Creditor delivers a Notice of Exclusive Control (as defined in Section 5(c) hereof) to Broker pursuant to Section 5(c) hereof.  Broker will comply with, and is fully entitled to rely upon an instructions from Creditor, even if such instruction is contrary to any instruction that Customer may give or may have given to Broker.
(b) If at any time Broker shall receive from Creditor any Entitlement Order (as defined in Section 8-102(a)(8) of the UCC) directing transfer or redemption of any securities or financial asset held in the Account, Broker shall comply with such Entitlement Order without the further consent of Customer.  If Customer is otherwise entitled to issue an Entitlement Order and an Entitlement Order conflicts with any Entitlement Order issued by Creditor, Broker shall follow the Entitlement Orders issued by Creditor without the further consent of Customer.
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Section 4. Subordination of Rights and Priority of Broker’s Security Interest.

(a) Broker agrees that, at any time or times when the aggregate value of the securities and financial assets in the Account, net of any margin or other debt against the Account, shall be less than One Million Five Hundred Thousand Dollars ($1,500,000), Broker shall not use, or permit the use of, any of the securities or other assets held in the Account shall to be used to satisfy obligations of Customer arising out of any activities in any of the Customer’s accounts other than the Account.

(b) Creditor acknowledges that pursuant to the terms of the Customer Agreement, Customer has granted Broker a first priority, perfected security interest in the Account to secure the payment of Customer’s obligations under such Customer Agreement (the “Broker Indebtedness”).  Creditor further acknowledges and agrees that satisfaction of an indebtedness owed by Customer to Creditor shall be subordinated to the satisfaction of any Broker Indebtedness and shall be subject in right of payment and discharge to the prior indefeasible payment in full of any Broker Indebtedness.

Section 5. Maintenance of the Account.

(a) Statements, Confirmations and Proxies.  Broker shall provide to Creditor, with duplicate copies to Customer, copies of statements of account, confirmations and other material correspondence concerning the Account on a monthly basis.  Unless otherwise specifically provided in this Agreement, Broker shall send proxies to the Customer.

(b) Restriction on Distributions.  Notwithstanding the Customer’s right to issue instructions to the Broker prior to the delivery of a Notice of Exclusive Control, Broker shall not, at any time without Creditor’s prior written consent, make any deliveries of funds or securities to Customer from the Account including, but not limited to, (w) cash distributions (including cash dividends or interest paid on assets held in the Account); (x) stock dividends; (y) distributions in property; or (z) cash returns of capital from the Account if such deliveries would cause the aggregate value of the securities and financial assets in the Account, net of any margin or other debt against the Account, to be less than One Million Five Hundred Thousand Dollars ($1,500,000).

(c) Notice of Exclusive Control.  Creditor may at any time after the occurrence of a Default Event give Broker a notice that Secured Party will exercise exclusive control over the Account (each, a “Notice of Exclusive Control”) substantially in the form of Exhibit A.  Upon receipt of a Notice of Exclusive Control, Broker will stop complying with instructions directing the disposition of the funds and financial assets in the Account originated by Customer or its authorized representative and will take all instructions with respect to the Account solely from Creditor.  A Notice of Exclusive Control shall be deemed received by Broker only upon telephonic confirmation to Creditor of its receipt by an authorized person at Broker to whom such Notice of Exclusive Control was delivered as provided herein.
(d) Voting Rights.  Creditor shall not direct Broker with respect to the voting of any securities or financial assets held in the Account unless and until a Notice of Exclusive Control has been delivered to Broker.
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(e) Tax Reporting.  All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Customer.

Section 6. Broker’s Responsibility

(a) This Agreement does not create any obligation of Broker except those expressly set forth in this Agreement.  Without limiting the generality of the foregoing, Broker shall not be subject to, nor have any duty or obligation whatsoever of any kind or character to have knowledge of or recognize, the terms of any agreement between Customer and Creditor.

(b) Broker may rely and shall be protected in acting upon any notice, instruction, or other communication provided either by Creditor or Customer, as the case may be, including, without limitation, the Notice of Exclusive Control which it reasonably believes to be genuine and authorized; provided, however, that Broker (i) shall not accept instructions to transfer securities or other assets in the Account to another account controlled by Broker, to another broker, broker-dealer, or to any other party, (ii) shall not apply for asset withdrawal privileges related to the Account (other than any privileges which may be granted to Broker under the Customer Agreement), and (iii) shall not accept instructions to apply for any margin loan from Customer secured by assets in the Account.

(c) Broker will not be liable to Customer for complying with a Notice of Exclusive Control or with instructions concerning the Account originated by Creditor, even if Customer notifies Broker that Creditor is not legally entitled to issue such Notice of Exclusive Control or instructions, unless Broker takes the actions after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(d) Broker may rely on notices and communications it believes to have been given by the appropriate party.

(e) If Broker believes in good faith that any funds or financial assets held pursuant to this Agreement are subject to any order, judgment, decree, injunction, notice of levy or other request for transfer of funds from a tax authority, or other judicial or administrative process (individually and collectively, “Government Order(s)”), Broker may comply with any such Government Order without liability to any person, even though; (i) such Government Order may later be cancelled, released, reversed, modified, vacated or the like; and (ii) Broker has received a Notice of Exclusive Control.

(f) Broker will not be liable for any act taken or omitted by it under this Agreement in good faith and in the exercise of its own best judgment.  Broker will not be responsible for any delay in performance, or non-performance, of any obligation hereunder to the extent that the same is due to circumstances beyond its control or constitutes force majeure at law or in equity, including equipment or communication malfunction.
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(g) In the event that Broker is sued or becomes involved in litigation or other proceedings as a result of complying with instructions from Creditor or Customer, as the case may be, each of Customer and Creditor agree that Broker shall be entitled to charge all the costs and fees (including reasonable attorneys’ fees and expenses) incurred by it in connection with such litigation to the assets in the Account, or in Broker’s sole discretion, to the assets in any other account of Customer held by or through Broker and to withdraw such sums as the costs and charges accrue, and Customer shall be personally liable to Broker for any deficiency resulting therefrom.

Section 7. Indemnity. Customer shall indemnify and hold harmless Broker, its affiliates, their respective officers, directors, employees and agents from and against any and all losses, claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorneys’ fees and expenses (collectively, “Losses”) arising out of or in connection with this Agreement, or any action or failure to act by Broker with respect to this Agreement, including but not limited to compliance with instructions from Creditor in accordance with this Agreement.

Section 8. Conflict with Other Agreements.

(a) Broker hereby confirms and agrees that it has not entered into, and until termination of this Agreement or the express written approval of Creditor will not enter into, any agreement with any other person relating to the Account and/or any financial assets credited thereto.

(b) The parties agree that the terms of the Customer Agreement shall continue to apply to the Account.   In the event of a conflict between the express terms of this Agreement and the Customer Agreement, the terms of this Agreement shall prevail.

Section 9. Representations.

(a) Creditor represents and covenants that: (i) it is authorized to enter into this Agreement and perform its obligations hereunder; (ii) the person who is executing this Agreement on its behalf is duly authorized to sign this Agreement in its name; and (iii) if the Account qualifies as an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act, it is not a party in interest with respect to such plan.

(b) Customer represents and covenants that: (i) the Account does not presently and at no time shall contain (A any securities on margin, (B) physical securities or (C) securities pledged to a third party other than Broker and Creditor; (ii) it is authorized to enter into this Agreement and perform its obligations hereunder; and (iii) the person who is executing this Agreement on its behalf is duly authorized to sign this Agreement in its name.

(c) Broker represents and covenants that: (i) it is authorized to enter into this Agreement and perform its obligations hereunder; and (ii) the person who executed this Agreement on its behalf is duly authorized to sign this Agreement in its name.
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Section 10. Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom will be binding unless made in writing signed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 11. Notices.  Except as otherwise set forth herein, all notices, demands, requests, consents, approval, and other communications (“Notices”) required or permitted hereunder must be in writing and shall be deemed effective upon receipt if (i) delivered personally, (ii) sent by email with confirmation of delivery, or (iii) sent by nationally recognized overnight courier service, freight pre-paid, addressed to the party at the address set forth below:

If to Customer: David E. Chymiak, individually and as Trustee
The David E. Chymiak Trust
21553 E. Apache Street
Catoosa, OK  74015
Email:  dave@tulsat.com
__________________

If to Creditor: ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, OK  74012
Email:  sfrancis@addvantagetech.com

If to Broker: Charles Schwab & Co., Inc.
El Paso Operations Center
P.O. Box 982600
El Paso, TX 79998-2600
Account # 2334-1050

Any party may change its address for notices on three (3) business days’ written notice to the other parties.

Section 12. Counterparts.  This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

Section 13. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to any conflicts of law provisions thereof.

Section 14. Successors and Assigns.  This Agreement will be binding upon, and shall inure to the benefit of the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.  Creditor may assign its rights hereunder only with the express written consent of Broker and by sending written notice of such assignment to Customer.
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Section 15. Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties relative to its subject matter, and supersedes all other prior agreements and understandings (except for the Customer Agreement), both written and oral, among the parties concerning its subject matter.

Section 16. Termination; Survival.  Creditor may terminate this Agreement by written notice to Broker and Customer.  If Creditor notifies Broker that Creditor’s security interest in the Account has terminated, this Agreement will immediately terminate. The provisions of Section 6 and 7 hereof shall survive termination of this Agreement.

Signatures Appear on the Following Page.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

“BROKER”	[CHARLES SCHWAB & Co., INC.]
By: ______________________
Name:	________________
Title:	________________

“CREDITOR”	ADDVANTAGE TECHNOLOGIES GROUP, INC.,

By: ________________________
Name:
Title:

“CUSTOMER”

______________________________
David E. Chymiak, individually and
as Trustee of the David E. Chymiak Trust

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SCHEDULE A

[ATTACH LIST OF ASSETS]

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EXHIBIT A

NOTICE OF EXCLUSIVE CONTROL

Date:

To: [Charles Schwab & Co., Inc.](Broker)
_______________
_______________

Re: Account no. ________ owned by David E. Chymiak, individually and as Trustee of the David E. Chymiak Trust (“Customer”)
and pledged to ADDvantage Technologies Group, Inc. (“Creditor”)

Dear Sir/Ms.:

This is to notify Broker that the above-referenced account and all funds and financial assets credited thereto (“Account”) are now under the exclusive control of Creditor.  Broker is hereby instructed to stop acting upon the instruction of Customer with respect to the Account and the funds and financial assets credited to the Account.  Creditor warrants to Broker that this Notice of Exclusive Control is authorized.

Very truly yours,

ADDvantage Technologies Group, Inc.

By: ________________________
Print Name: ___________________

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Exhibit F
Transition Services Agreement

TRANSITION SERVICES AGREEMENT
This Transition Services Agreement, dated as of ________________1 (this "Agreement"), is entered into between ADDvantage Technologies Group, Inc., an Oklahoma corporation and ("Seller"), and Leveling 8 Inc, an Oklahoma corporation ("Buyer").
RECITALS
 WHEREAS, Buyer and Seller have entered into that certain Stock Purchase Agreement, dated as of December 26, 2018, (the "Purchase Agreement"), pursuant to which Seller has agreed to sell and assign to Buyer, and Buyer has agreed to purchase and acquire from Seller, all the outstanding capital stock and membership interests of certain wholly-owned subsidiaries of Seller (the “Companies”) as such term is defined in the Purchase Agreement;
 WHEREAS, in order to ensure an orderly transition of the business of the Companies (the “Business”) to the Buyer and as a condition to completing the transactions contemplated by the Purchase Agreement, Buyer and Seller have agreed to enter into this Agreement, pursuant to which Seller will provide, or cause its Affiliates to provide, Buyer and the Companies with certain services on a transitional basis and subject to the terms and conditions set forth herein; and
 WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.
 NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Buyer and Seller hereby agree as follows:
ARTICLE I
Services
Section 1.01 Provision of Services.
(a) Seller agrees to provide, or to cause its Affiliates to provide, the services set forth on Exhibit A hereto (the “Services”) to Buyer and the Companies on the terms and conditions set forth in this Agreement.

1 The Closing Date.
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(b) Subject to Section 2.03, Section 2.04 and Section 3.05, the obligations of Seller under this Agreement to provide the Services shall terminate on ___________2 (the "End Date"); provided, that Buyer may upon thirty (30) days prior written notice to Seller terminate this Agreement and Seller’s obligations hereunder at a date before the End Date.
Section 1.02 Standard of Service.
(a) Seller represents, warrants and agrees that the Services shall be provided in good faith, and in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. Subject to Section 1.03, Seller agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.
(b) Except as expressly set forth in Section 1.02(a) or in any contract entered into hereunder, Seller makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Buyer acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by Seller as an independent contractor.
Section 1.03 Third-Party Service Providers.  It is understood and agreed that Seller has been retaining, and will continue to retain, third-party service providers to provide some of the Services to Buyer and the Companies. In addition, Seller shall have the right to hire other third-party subcontractors to provide all or part of any Service hereunder; provided, however, that in the event such subcontracting is inconsistent with past practices or such subcontractor is not already engaged with respect to such Service as of the date hereof, Seller shall obtain the prior written consent of Buyer to hire such subcontractor, such consent not to be unreasonably withheld. Seller shall in all cases retain responsibility for the provision of Services to be performed by any third-party service provider or subcontractor or by any of Seller's Affiliates.
Section 1.04 Access to Premises.
(a) In order to enable the provision of the Services by Seller, Buyer agrees that it shall provide to Seller's and its Affiliates' employees and any third-party service providers or subcontractors who provide Services, at no cost to Seller, access to the premises, facilities, assets and books and records of the Buyer, the Companies and the Business, in all cases to the extent necessary for Seller to fulfill its obligations under this Agreement.  Buyer acknowledges and agrees that Seller and its employees and third party

2 [ninety (90) days following the closing date]
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service providers may, in addition to performing the Services, perform similar services for Seller and its subsidiaries on such premises and using the facilities and assets of the Buyer and its Affiliates.
(b) Seller agrees that all of its and its Affiliates' employees and any third-party service providers and subcontractors, when on the property of Buyer or its Affiliates or when given access to any equipment, computer, software, network or files owned or controlled by Buyer or its Affiliates, shall conform to the policies and procedures of Buyer concerning health, safety and security which are made known to Seller in advance in writing.
ARTICLE II
Compensation
Section 2.01 Responsibility for Wages and Fees.  For such time as any employees of Seller or any of its Affiliates are providing the Services under this Agreement, (a) such employees will remain employees of Seller or such Affiliate, as applicable, and shall not be deemed to be employees of Buyer for any purpose, and (b) Seller or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker's compensation, and the withholding and payment of applicable Taxes relating to such employment.
Section 2.02 Terms of Payment and Related Matters.
(a) As consideration for provision of the Services, Buyer shall pay Seller an amount equal to all G & A Expenses as such term is defined below.  In addition to such amount, in the event that Seller or any of its Affiliates incurs reasonable and documented out-of-pocket expenses in the provision of any Service, including, without limitation, license fees and payments to third-party service providers or subcontractors, but excluding payments made to employees of Seller or any of its Affiliates pursuant to Section 2.01 (such included expenses, collectively, "Out-of-Pocket Costs"), Buyer shall reimburse Seller for all such Out-of-Pocket Costs in accordance with the invoicing procedures set forth in Section 2.02(b).
(b) Subject to the terms and conditions hereof:
(i) Seller shall provide Buyer, in accordance with Section 6.01 of this Agreement, with periodic invoices, which shall set forth in reasonable detail, with such supporting documentation as Buyer may reasonably request with respect to Out-of-Pocket Costs, amounts payable under this Agreement; and
(ii) payments pursuant to this Agreement shall be made within thirty (30) days after the date of receipt of an invoice by Buyer from Seller.
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(c) As used herein, the term G & A Expenses shall mean (i) all labor costs, including all salaries, wages, overtime pay, fringe benefits, profit sharing, 401-K, health insurance, life insurance, workers compensation insurance, holiday pay, vacation pay, bonuses, safety and employee relations expenses, termination payments and other similar costs and expenses of the Seller’s personnel performing the Services; (ii) all occupancy costs, including telephone, rent, office supplies, postage, office equipment, insurances costs and other similar costs and expenses related to the performance of the Services; and (iii) all taxes and similar expenses related to the provision of the Services.  It is the intent of the parties that the compensation set forth in this Agreement reasonably approximate the cost of providing the Services, including the cost of employee wages and compensation, without any intent to cause Seller to receive profit or incur loss. If at any time Seller believes that the payments contemplated hereunder are materially insufficient to compensate it for the cost of providing the Services it is obligated to provide hereunder, or Buyer believes that the payments contemplated herein materially overcompensate Seller for such Services, such party shall notify the other party as soon as possible, and the parties hereto will commence good faith negotiations toward an agreement in writing as to the appropriate course of action with respect to pricing of such Services for future periods.
Section 2.03 Extension of Services.  The parties agree that Seller shall not be obligated to perform any Service after the End Date; provided, however, that if Buyer desires and Seller agrees to continue to perform any of the Services after the End Date, the parties shall negotiate in good faith to determine an amount that compensates Seller for all of its costs for such performance, including the time of its employees and its Out-of-Pocket Costs. The Services so performed by Seller after the End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.
Section 2.04 Terminated Services.  Upon expiration or termination of this Agreement, Seller shall have no further obligation to provide the Services and Buyer will have no obligation to pay any future compensation or Out-of-Pocket Costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Buyer prior to such expiration or termination).
Section 2.05 Invoice Disputes.  In the event of an invoice dispute, Buyer shall deliver a written statement to Seller no later than ten (10) days prior to the date payment is due on the disputed invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 2.02(b). The parties shall seek to resolve all such disputes expeditiously
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and in good faith. Seller shall continue performing the Services in accordance with this Agreement pending resolution of any dispute.
Section 2.06 No Right of Setoff.  Each of the parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other party, whether under this Agreement, the Purchase Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other party.
Section 2.07 Taxes.  Buyer shall be responsible for all sales or use Taxes imposed or assessed as a result of the provision of Services by Seller.
ARTICLE III
Termination
Section 3.01 Termination of Agreement.  Subject to Section 3.04, this Agreement shall terminate in its entirety (i) on the date upon which Seller shall have no continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 1.01(b) or Section 3.02 or (ii) in accordance with Section 3.03.
Section 3.02 Breach.  Any party (the "Non-Breaching Party") may terminate this Agreement, in whole but not in part, at any time upon prior written notice to the other party (the "Breaching Party") if the Breaching Party has failed (other than pursuant to Section 3.05) to perform any of its material obligations under this Agreement, and such failure shall have continued without cure for a period of fifteen (15) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching party seeking to terminate such service. For the avoidance of doubt, non-payment by Buyer for a Service provided by Seller in accordance with this Agreement and not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 3.02.
Section 3.03 Insolvency.  In the event that either party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.
Section 3.04 Effect of Termination.  Upon termination of this Agreement in its entirety pursuant to Section 3.01, all obligations of the parties hereto shall terminate,
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except for the provisions of Section 2.04, Section 2.06, Section 2.07, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement.
Section 3.05 Force Majeure.  The obligations of Seller under this Agreement shall be suspended during the period and to the extent that Seller is prevented or hindered from providing a Service, or Buyer is prevented or hindered from receiving such Service, due to any of the following causes beyond such party's reasonable control (such causes, "Force Majeure Events"): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order or Law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any Governmental Authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such party. The party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and Seller shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither Buyer nor Seller shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The End Date shall be automatically extended for a period of time equal to the time lost by reason of the suspension.
ARTICLE IV
Confidentiality
Section 4.01 Confidentiality.
(a) During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective representatives to, maintain in confidence and not disclose the other party's financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, "Confidential Information"). Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the parties, any party receiving any Confidential Information of the other party (the "Receiving Party") may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the "Permitted Purpose"). Any Receiving Party may disclose such Confidential Information only to its representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these
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confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by any applicable law, regulation or Governmental Order, in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing party (the "Disclosing Party"), in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such law, regulation or Governmental Order.
(b) Notwithstanding the foregoing, "Confidential Information" shall not include any information that: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.
(c) Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party's option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing.
(d) Each Receiving Party acknowledges that its unauthorized use or disclosure of any Confidential Information of the Disclosing Party may cause irreparable injury to the Disclosing Party for which it would have no adequate remedy at law, and that, therefore, any actual or contemplated breach of this Agreement shall entitle the Disclosing Party to seek immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it, and that the Disclosing Party shall be entitled to such relief without the necessity of posting bond or proving the likelihood or amount of such damages.  In the event of litigation to enforce any rights or obligations hereunder, the prevailing Party shall be entitled to reimbursement by the other for all costs and expenses, including but not limited to attorney fees, incurred by the former in connection with such litigation.
ARTICLE V
Limitation on Liability; Indemnification
Section 5.01 Limitation on Liability.  In no event shall Seller have any liability to Buyer under any provision of this Agreement for any indirect or consequential damages of Buyer, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from Seller’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault; provided, however, that the foregoing clause shall not be deemed to exonerate Seller from potential liability for special or punitive damages, if any,
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awarded to Buyer by a court with jurisdiction by reason of a willful or reckless breach by Seller of its obligations as a Receiving Party under Article IV of this Agreement. Buyer acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.  In addition, Seller’s maximum liability to Buyer under this Agreement shall not, in any event, exceed the amount of compensation actually paid to Seller for the performance of the Services.
Section 5.02 Indemnification. Subject to the limitations set forth in Section 5.01, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates and each of their respective representatives (collectively, the "Buyer Indemnified Parties") from and against any and all Losses of the Buyer Indemnified Parties relating to, arising out of or resulting from the gross negligence or willful misconduct of Seller or its Affiliates or of any third party that provides a Service to Buyer pursuant to Section 1.03 in connection with the provision of, or failure to provide, any Services to Buyer.  Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and each of their respective representatives (collectively, the “Seller Indemnified Parties”) from and against any and all Losses of the Seller Indemnified Parties relating to Seller’s performance of the Services except for those Losses as to which Seller is obligated to indemnify Buyer under the preceding sentence.
ARTICLE VI
Miscellaneous
Section 6.01 Notices.  All invoices, notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.01):
(a) if to Seller:
ADDvantage Technologies Group, Inc.
1221 East Houston St.
Broken Arrow, OK 74012
Facsimile:  (918) 251-0792
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E-mail:  sfrancis@addvantagetech.com
Attention:  Chief Financial Officer
(b) if to Buyer:
Leveling 8 Inc
21553 E. Apache Street
Catoosa, OK 74015
E-mail:  dave@tulsat.com
Attention:  Dave Chymiak, President

Section 6.02 Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
Section 6.03 Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 6.04 Entire Agreement.  This Agreement, including all Exhibits hereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.
Section 6.05 Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.
Section 6.06 No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and
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nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
Section 6.07 Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 6.08 Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Oklahoma. Any legal suit, action or proceeding arising out of or based upon this agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the state of Oklahoma in each case located in the city of Tulsa, Oklahoma and Tulsa County, Oklahoma, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 6.09 Waiver of Jury Trial.  Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this agreement or the transactions contemplated hereby. Each party to this agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 6.09.
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Section 6.10 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LEVELING 8 INC
By: __________________________ Name: David Chymiak Title: President

ADDVANTAGE TECHNOLOGIES GROUP, INC.
By: __________________________ Name: Title:
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EXHIBIT A

SERVICES
•	Accounting Services:
o	Processing and payment of approved vendor invoices
o	Process payments received from customers to customer accounts
o
Credit and collection services – set up and review for credit worthiness of new customers, review and approve sales orders for customers on credit terms that are over their credit limits, collect outstanding invoices

o	Monthly close process – perform normal month end accounting close processes within Seller’s normal policy and procedures and report income statement and balance sheet results
o	Sales tax returns – complete and submit sales tax returns for the purchased entities as necessary and applicable
o	Assist Buyer and personnel of the Companies with accounting and/or Sage ERP questions as necessary
•	Human Resources:
o	Payroll – process bi-weekly payroll for each of the Companies through the ADP system
o	New employees – assist with recruiting for open or new positions; process proper paperwork to on-board employees including background check and drug testing and coordination of benefits
o
Employee terminations – assist employee manager with termination of employees including, but not limited to, communication with terminated employee, any paperwork necessary and coordination of continuing benefits

o	Workers Compensation Claims – assist and/or process as necessary any workers compensation claims on behalf of employees
o	401(k) – process and maintain employee contributions and loans
o	Benefit plans – maintain and process payments for various medical and other insurance benefit plans on behalf of the purchased entities
o	Separate all employee benefit and 401(k) plans from the Seller’s plans into their own plans and select service provider vendors as necessary
o	Handle as necessary any employee-related issues
•	Information Technology:
o	Maintain the network infrastructure across all of the Companies’ platforms
o	Maintain the Sage ERP system across each of the Companies and assist employees as necessary for various requests
o	Separate any IT-related contracts from Seller contracts into their own contracts
•	General:
o	Assist in hiring and training of personnel as necessary across all of the above functions in order to transition the services to the Buyer

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Schedule 2.06
Collateral

Collateral Item Release Amount
Johns Creek, GA $1,800,000.00
Broken Arrow, OK $1,000,000.00
Warminster, PA $145,000.00
Sedalia, MO $270,000.00
AEY Stock $3,300,000.00
Schwab Stock $1,500,000.00
Account